ORAGENICS, INC. RECEIVES NOTIFICATION LETTER FROM AMERICAN STOCK EXCHANGE

FOR IMMEDIATE RELEASE

ALACHUA, FL (April 27, 2007) –Oragenics, Inc. (AMEX: “ONI”) today reported it received notice from the American Stock Exchange (AMEX) advising the Company that it does not meet certain of the continued listing standards as set forth in part 10 of the AMEX Company Guide.

The biopharmaceutical development company said AMEX cited Section 1003(a)(i) of the AMEX Company Guide in that the Company had stockholders’ equity of less than $2,000,000 and losses from continuing operations and/or net losses in two of its three most recent fiscal years. As of December 31, 2006, the Company reported stockholders’ equity of $1,278,274.

In order to maintain its listing, the company intends to submit a plan to Amex within the 30 days permitted by AMEX that will outline Oragenics, Inc. strategy to bring itself back into compliance by October 27, 2008. If the Company’s plan to regain compliance is accepted by AMEX, the Company may be able to continue its listing during the 18-month period, during which time it will be subject to periodic review to determine progress consistent with the plan.

“We are exploring all of our options in order to maintain our listing on AMEX, and we hope to resolve this issue as quickly as possible,” said Robert T. Zahradnik, president and chief executive officer of Oragenics, Inc. “We expect future developments to help us return to compliance, but there can be no assurance that such expected future developments will result in our plan being accepted by AMEX, will materialize or occur in time, or if they do materialize, they will result in our returning to compliance.”

In addition, as a result of the Company’s continued need for additional funds, Oragenics reported that its independent registered certified public accounting firm has issued an unqualified audit report with an explanatory paragraph as to the Company’s ability to continue as a going concern. Oragenics continues to explore various strategic, financial and business alternatives available to it with the goal of sustaining anticipated operations and maximizing shareholder value. Additional information regarding Oragenics’ operations, growth plan, and liquidity and capital resources is set forth in the Company’s annual report on Form 10-KSB which was filed on March 23, 2007.

About Oragenics

Oragenics, Inc. is a biopharmaceutical company with a pipeline of proprietary technologies. The Company has a number of products in discovery, preclinical and clinical development, with a concentration in two main therapeutic areas: infectious disease and oncology. Oragenics’ core pipeline includes products for use in the treatment of dental and periodontal infectious diseases, systemic bacterial infections and obesity. In the discovery stage are three platform technologies for identifying biomarkers of infection, cancer and autoimmune diseases and for the solid state synthesis of bioactive peptides including small molecule antibiotics.pl for identifying biomarkers of infection, cancer and autoimmune diseases and for the solid state synthesis of bioactive peptides including small molecule antibiotics.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Oragenics’ current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to our ability to fund our future operations and successfully develop and commercialize products using the iviGene proprietary technologies and those set forth in our most recently filed annual report on Form 10-KSB and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Contact:

Oragenics, Inc.

Robert T. Zahradnik, 386-418-4018 X222

www.oragenics.com